Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Odysseus Holdings Limited

Jersey, Channel Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 21, 2025, relating to the consolidated financial statements of CoinShares International Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 2, 2026